As filed with the Securities and Exchange Commission on August 16, 1999

Registration No.


                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                      ----------------

                          FORM S-8
                   REGISTRATION STATEMENT
                           UNDER
                  THE SECURITIES ACT OF 1933

                    V3 SEMICONDUCTOR, INC.
   (Exact name of registrant as specified in its charter)

NEVADA             3674               87-0429263
(State or other   (Primary Standard   (I.R.S.Employer
jurisdiction       Classification Code Identification
or organization    Number)             Number)


                250 Consumers Road, Suite 901
                      North York, Ontario
                        Canada M2J 4V6
                        (416) 497-8884
            (Address of principal executive offices)

               1999 Employee Stock Option Plan
                  (Full title of the plan)


                   Carl Mitchell, Secretary
                250 Consumers Road, Suite 901
                     North York, Ontario
                       Canada M2J 4V6
                       (416) 497-8884
             (Name and address of agent for service)

                Copies of all communications to:

                      Gregory Sichenzia
               Sichenzia, Ross & Friedman, LLP
                    135 West 50th Street
                         20th Floor
                     New York, NY 10020
                       (212) 664-1200

                       Proposed  Proposed
Title of               Maximum   Maximum
each class Amount      Offering  Aggregate
of         to be       Price Per Offering   Amount
Securities registered  Share*    Price      of
to be                                       registration
registered                                  fee
Common Stock,
 $.001     700,000     $6.88     $4,816,000 $1,338.85


*Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the closing price reported on August 9, 1999, as reported on the Nasdaq SmallCap Market.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1.  PLAN INFORMATION

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the
"Commission") either as part of this Registration
Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section
10(a) of the Securities Act.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN
ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a)
Prospectus), other documents required to be delivered to eligible employees pursuant to Rule
428(b) or additional information about the 1999
Stock Option Plan are available without charge by contacting:

                 V3 Semiconductor, Inc.
              250 Consumers Road, Suite 901
                   North York, Ontario
                     Canada M2J 4V6
              Attn: Carl Mitchell, Secretary

PART II.  INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     V3 hereby incorporates by reference into this Registration Statement the documents listed below.
In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange
Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration
Statement and to be a part hereof from the date of filing of such documents:

   (a) V3's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act.

     (b)  All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by V3's document referred to in (a) above.

Item 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock offered hereby will be passed upon for V3 by Sichenzia, Ross
& Friedman, LLP, 135 West 50th Street, 20th Floor,
New York, NY 10020. Attorneys who are partners or employed by Sichenzia, Ross & Friedman, LLP who have provided advice with respect to this matter in the aggregate own 10,000 shares and will be issued an additional 1,000 shares in consideration for services rendered in connection with the preparation hereof.

Item 6.  INDEMNIFICATION OF DIRECTORS AND
OFFICERS.

   Article VII of V3's Articles of Incorporation authorizes V3 to indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of V3, may serve or any time have served as directors or officers of another corporation in which V3 at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators successors and assigns, against any and all expenses, including amounts paid upon judgements, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of V3, or of such other corporation, except in relation to matters as to which any such director or officer of V3, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

   Also, Article VIII of V3's Articles of
Incorporation provides that no contract or other transaction between V3 and any other firm or corporation shall be affected by the fact that a director or officer of V3 has an interest in, or is a director or officer of V3 or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of V3 or any transaction in which V3 is a party or has an interest. Each person who is now or may become an officer or director of V3 is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with V3 for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

   In addition, V3 maintains directors' and officers' liability insurance under which V3's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits.

Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  The undersigned registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North York, Ontario, August 16, 1999.

                          V3 SEMICONDUCTOR,  INC.


                          By: /s/ Carl Mitchell


                          Carl Mitchell,
                          Secretary, Treasurer
                          and Principal Financial
                          Officer

                   POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Mitchell his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully ratifying and confirming all that said attorney-in-fact and agent or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 1999.

Signature                   Title


/s/ John Zambakkides        President, Chief
John Zambakkides            Executive Officer
                            (Principal Executive
                            Officer) and Director


/s/  Carl Mitchell          Secretary, Treasurer
Carl Mitchell               Principal Financial
                            Officer


/s/ Bernard N. Slade        Director



/s/ James Wilkinson         Director
James Wilkinson


/s/ John A. Fazackerley      Director
John A. Fazackerley


/s/ Robert Skinner           Director
Robert Skinner



                       INDEX TO EXHIBITS


Exhibit Number          Description

4.1                     1999 Employee Stock Option
                         Plan

5.1                     Consent of Sichenzia, Ross
                          & Friedman LLP*

23.1                    Consent of KPMG LLP*

23.2                    Consent of Sichenzia, Ross
                         & Friedman LLP(included
in
                         Exhibit5.1)*

24.1                    Power of Attorney
                        (included in the Signature
                         Page)*
-------------------
* Filed herewith.


Exhibit 4.1 - 1999 Employee Stock Option Plan

                        V3 SEMICONDUCTOR INC.
                    1999 EMPLOYEE STOCK OPTION
PLAN

1.	Purposes

This 1998 Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with V3 Semiconductor Inc. or any of its subsidiary corporations (collectively, the
"Company"), and to provide additional incentive to such employees and others to exert their maximum efforts toward the success of the Company. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder. The term
"subsidiary corporation" shall, for the purposes of the Plan, be defined in the same manner as such term is defined in Section 424(f) of the Code and shall include a subsidiary of any subsidiary.

2.	Administration of the Plan

(a) 	The Plan shall be administered by the Board of
Directors of the Company (the "Board of Directors"),
as the Board of Directors may be composed from time
to time, except as provided in subparagraph (b) of
this Paragraph 2.  The determinations of the Board
of Directors under the Plan, including without
limitation as to the matters referred to in this
Paragraph 2, shall be conclusive.  Any determination
by a majority of the members of the Board of
Directors at any meeting, or by written consent in
lieu of a meeting, shall be deemed to have been made
by the whole Board of Directors.  Within the limits
of the express provisions of the Plan, the Board of
Directors shall have the authority, in its
discretion, to take the following actions under the
Plan:

(i) to determine the individuals to whom, and the time or times at which, ISOs to purchase the Company's shares of Common Stock, par value $.001 per share ("Common Shares"), shall be granted, and the number of Common Shares to be subject to each ISO,

(ii) to determine the individuals to whom, and the time or times at which, Non-ISOs to purchase the Common Shares, shall be granted, and the number of Common Shares to be subject to each Non-ISO,

(iii) to determine the terms and provisions of the respective stock option agreements granting ISOs and Non-ISOs (which need not be identical),

(iv)   to interpret the Plan,

(v) to prescribe, amend and rescind rules and regulations relating to the Plan, and

(vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. An individual to whom an option has bee granted under the Plan is referred to herein as an "Optionee."


(b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the
"Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors.

In the event that any member of the Board of Directors is at any time not a "disinterested person," as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Members of the Committee shall not be eligible to participate in this Plan.

3.	Shares Subject to the Plan

The total number of Common Shares which shall be subject to ISOs and Non-ISOs granted under the Plan
(collectively, "Options") shall be 700,000 in the aggregate, subject to adjustment as provided in Paragraph 8. The Company shall at all times while the Plan is in force reserve such number of Common
Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common
Shares to be issued upon exercise of Options shall in whole or in part be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

4.	Eligibility

(a)	Subject to subparagraphs (b) and (c) of this
Paragraph 4, Options may be granted to key
employees, officers, directors or consultants of the
Company, as determined by the Board of Directors.

(b)	An ISO may be granted, consistent with the
other terms of the Plan, to an individual who owns
(within the meaning of Sections 422(b)(6) and 424(d)
of the Code), more that ten (10%) percent of the
total combined voting power or value of all classes
of stock of the Company or aa subsidiary corporation
(any such person, a "Principal Stockholder") only
if, at the time such ISO is granted, the purchase
price of the Common Shares subject to the ISO is an
amount which equals or exceeds one hundred ten
percent (110%) of the fair market value of such
Common Shares, and such ISO by its terms is not
exercisable more than five (5) years after it is
granted.

(c) A director or an officer of the Company who is not also an employee of the Company and consultants to the Company shall be eligible to receive Non-ISOs but shall not be eligible to receive ISOs.

(d)  Nothing contained in the Plan shall be
construed to limit the right to the Board of Directors to grant an ISO and Non-ISO concurrently under a single stock option agreement so long as each Option is clearly identified as to its status.
Furthermore, if an Option has been granted under the Plan, additional Options may be granted from time to time to the Optionee holding such Options, and Options may be granted from time to time to one or more employees, officers or directors who have not previously been granted Options.

(e) To the extent that the grant of an Option results in the aggregate fair market value
(determined at the time of grant) of the Common
Shares (or other capital stock of the Company or any subsidiary) with respect to which Incentive Stock
Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company and subsidiary corporation) to exceed
$100,000, such Options shall be treated as a Non-
ISO. The provisions of this subparagraph (e) of Paragraph 4 shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

5.  Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) The purchase price of the Common Shares subject to each ISO shall not be less than the fair market value (or in the case of the grant of an ISO to a Principal Stockholder, not less that 110% of fair market value) of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the highest and lowest trading prices or of the high bid and low asked prices of the Common Shares on such exchange, or on the over-the-counter market as reported by the NASDAQ system or the National
Quotation Bureau, Inc., as the case may be, on the day on which the ISO is granted or, if there is no trading or bid or asked price on that day, the mean of the highest and lowest trading or high bid and low asked prices on the most recent day preceding the day on which the ISO is granted for which such prices are available.

(b) The purchase price of the Common Shares subject to each Non-ISO shall not be less than 85% of the fair market value of such Common Shares at the time such Option is granted. Such fair market value shall be determined by the Board of Directors in accordance with subparagraph (a) of this Paragraph

5. The purchase price of the Common Shares subject to each Non-ISO shall be determined at the time such Option is granted.

(c) The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(d) The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each
Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(e) Options shall be exercised by the delivery by the Optionee thereof to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Board of Directors)
(i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by a promissory note issued by the Optionee in favor of the Company in the amount equal to such purchase price and payable on terms prescribed by the Board of Directors, which provides for the payment of interest at a fair market rate, as determined by the Board of Directors, (iv) by delivery of capital stock to the Company having a fair market value
(determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (v) by any combination of the methods of payment described in clauses (i) through (iv) above.

(f) An Optionee shall not have any of the rights of a stockholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

(g) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6.   Death or Termination of Employment

(a) If employment or other relationship of an Optionee with the Company shall be terminated voluntarily by the Optionee and without the consent of the Company or for "Cause" (as hereinafter defined), and immediately after such termination such Optionee shall not then be employed by the Company, any Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith. For purposes of the Plan, "Cause" shall mean "Cause" as defined in any employment agreement
("Employment Agreement") between Optionee and the Company, and, in the absence of an Employment
Agreement or in the absence of a definition of "Cause" in such Employment Agreement, "Cause" shall mean (i) any continued failure by the Optionee to obey the reasonable instructions of the President or any member of the Board of Directors, (ii) continued neglect by the Optionee of his duties and obligations as an employee of the Company, or a failure to perform such duties and obligations to the reasonable satisfaction of the President or the Board of Directors, (iii) willful misconduct of the Optionee or other actions in bad faith by the Optionee which are to the detriment of the Company, including without limitation commission of a felony, embezzlement or misappropriation of funds or commission of any act of fraud or (iv) a breach of any material provision of any Employment Agreement not cured within 10 days after written notice thereof.

(b) If such employment or other relationship shall terminate other than (i) by reason of death, (ii) voluntarily by the optionee and without the consent of the Company, or (iii) for Cause, and immediately after such termination such Optionee shall not them be employed by the Company, any Options granted to such Optionee may be exercised at any time within three months after suchh termination, subject to the provisions of subparagraph (d) of this Paragraph 6.
After such three-month period, the unexercised
Options shall expire. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or on the normal retirement date prescribed from time to time by the Company, and the termination of employment as a result of a disability (as defined in Section 22(e) (3) of the Code) shall be deemed to be a termination of such Optionee's employment or other relationship other than voluntarily by the Optionee or for Cause.

(c) If an Optionee dies (i) while employed by, or engaged in such other relationship with, the Company or (ii) within three months after the termination of his employment or other relationship other than voluntarily by the Optionee and without the consent of the Company or for Cause, any options granted to such Optionee may be exercised at any time within twelve months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph

6. After the three month period, the unexercised
Options shall expire.

(d) An Option may not be exercised pursuant to this paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or Such other relationship, or death, and in any event may not be exercised after the expiration of the earlier of (i) the term of the option or (ii) ten (10) years from the date the Option was granted, or five (5) years from the date an ISO was granted if the optionee was a Principal Stockholder at that date.

7.  Leave of Absence.

For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such temporary employment by the United
States or any state government) shall be considered as remaining in the employ of the Company for 90 days or such longer period as shall be determined by the Board of Directors.

8.  Option Adjustments.

(a) The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding
Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued Common Shares resulting from split-up spin-off or consolidation of shares or any like Capital adjustment or the payment of any stock dividend.

(b) Except as provided in subparagraph (c) of this Paragraph 8, upon a merger, consolidation, acquisition of property or stock, separation, reorganization (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger or reorganization) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for their Common Shares, any Option granted hereunder shall terminate, but, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his Option in whole or in part whether or not the vesting requirements set forth in the stock option agreement have been satisfied.

(c) If the stockholders of the Company receive capital stock of another corporation ("Exchange
Stock") in exchange for their Common Shares in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization (other than a merger or reorganization of the Company in which the holders of Common Shares immediately prior to the merger or reorganization have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger or reorganization), all options granted hereunder shall terminate in accordance with the provision of subparagraph (b) of this Paragraph 8 unless the of Directors and the corporation issuing the Exchange Stock in their sole and arbitrary discretion and subject to any required action by the stockholders of the Company and such corporation, agree that all such Options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the Options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Shares receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The vesting schedule set forth in the stock option agreement shall continue to apply to the options granted for the Exchange Stock.

(d) All adjustments pursuant to this Paragraph 8 shall be made by the Board of Directors and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.   Further Conditions of Exercise.

(a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities
Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the Requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other, documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

(b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

10.   Termination, Modification and Amendment

(a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan.

(b) The Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

(c) The Board of Directors of the Company may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not (i) modify or amend the Plan in any way that would disqualify any ISO issued pursuant to the Plan as an Incentive Stock Option or
(ii) without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada, increase (except as provided by Paragraph 8) the maximum number of Common Shares as to which Options may be granted under the Plan or change the class of persons eligible to Options under the Plan.

(d) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Options the consent of the Optionee thereof.

11.  Effectiveness of the Plan

The Plan shall become effective upon adoption by the Board of Directors. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors, and all Options granted prior to such approval shall be subject thereto. In the event such approval is withheld, the Plan and all Options which may have been granted thereunder shall become null and void.

12.  Not a Contract of Employment

Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or in another relationship with, the relationship with, the Company.

13.Miscellaneous

(a) Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of, or other relationship with, the Company.

(b) 	If an Option has been granted under the Plan,
additional Options may be granted from time to time
to the Optionee, and Options may be granted from
time to time to one or more individuals who have not
previously been granted options.

(c) 	Nothing contained in the Plan shall be
construed to limit the right of the Company to grant
options otherwise than under the Plan in connection
with the acquisition of the business and assets of
any corporation, firm, person or association,
including options granted to employees thereof who
become employees of the Company, nor shall the
provisions of the Plan be to limit the right of the
Company to grant options Otherwise than under the
Plan for other proper corporate purposes.

(d) The Company shall have the right to require the Optionee to pay the Company the cash amount of any taxes the Company is required to withhold in connection with the exercise of an Option.


(e) No award under this Plan shall be taken into account in determining an Optionee's compensation for purposes of an employee benefit plan of the Company.

   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its behalf by one of its officers and sealed by its corporate seal, as of the date set forth below, and the Employee has hereunto set his hand on or as of said date, which date is the date such option rights were approved for grant, with Employee by his aid execution hereof hereby representing that the residence indicated below his (or her) name is his (or her) bona fide residence and domicile.



Exhibits 5.1 and 23.2 - Consent of Sichenzia, Ross
                           & Friedman LLP

             SICHENZIA, ROSS & FRIEDMAN LLP
                  Attorneys At Law
            135 West 50th Street, 20th Floor
               New York, New York 10020

              Telephone: (212) 664-1200
              Facsimile:  (212) 664-7329
             E-Mail: srflaw@i-2000.com

                                 August 16, 1999

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: V3 SEMICONDUCTOR, INC.
SEC File No. 333-59133

Ladies and Gentlemen:

We refer to the registration statement on Form S-8
(the "Registration Statement") under the Securities
Act of 1933, as amended (the "Act"), filed by V3
Semiconductor, Inc., a Nevada corporation (the
"Company"), with the Securities and Exchange
Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                    Very truly yours,

                    /s/ Sichenzia, Ross
                         & Friedman LLP
                    Sichenzia, Ross
                         & Friedman, LLP

Exhibit 23.1 - Consent of KPMG LLP



                  INDEPENDENT AUDITORS' CONSENT

The Board of Directors

V3 Semiconductors, Inc.:


We consent to incorporation by reference in the registration statement of Form S-8 of V3
Semiconductor, Inc. for the 1999 Employee Stock
Option Plan of our report dated November 30, 1998, relating to the consolidated balance sheets of V3
Semiconductor, Inc. as at September 30, 1998 and
1997, and the related consolidated statements of operations, changes in shareholders equity and cash flows for each of the fiscal years in the three-year period ended September 30, 1998, which report appears in the Form 10-KSB of V3 Semiconductor, Inc.



/s/ KPMG LLP
KPMG LLP
Toronto, Canada

August 16, 1999



